SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2003

Date of Report

(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

99.1	Press release issued by aQuantive, Inc., dated July 23, 2003.

Item 9.  Regulation FD Disclosure

The information included in this section is intended to be furnished under “Item 12. Results of Operations and Financial Condition” and is furnished under this Item 9 in accordance with SEC Release No. 33-8216.

On July 23, 2003, aQuantive, Inc. issued a press release announcing its second quarter earnings for the fiscal quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 23, 2003

AQUANTIVE, INC.

By:	/s/ JEFFREY J. MILLER
Name:	Jeffrey J. Miller
Title:	Senior Vice President, Legal and Privacy Affairs and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by aQuantive, Inc., dated July 23, 2003.